Exhibit 10.19
McKESSON CORPORATION
STATEMENT OF TERMS AND CONDITIONS APPLICABLE TO
RESTRICTED STOCK UNITS GRANTED TO
OUTSIDE DIRECTORS PURSUANT TO THE 2005 STOCK PLAN
(Effective as of July 25, 2007)
I. INTRODUCTION
     The following terms and conditions shall apply to Restricted Stock Unit Awards granted under the Plan to Outside Directors eligible to participate in the Plan. This Statement of Terms and Conditions is intended to meet the requirements of Code Section 409A and any rules promulgated thereunder and is subject to the terms of the Plan. In the event of any inconsistency between this Statement of Terms and Conditions and the Plan, the Plan shall govern. Capitalized terms not otherwise defined in this Statement of Terms and Conditions shall have the meaning set forth in the Plan.
II. RESTRICTED STOCK UNITS
     1. Award Agreement. A Restricted Stock Unit Award granted to an Outside Director under the Plan shall be evidenced by a Restricted Stock Unit Agreement to be executed by the Outside Director and the Corporation setting forth the terms and conditions of the Restricted Stock Unit Award. Each Restricted Stock Unit Agreement shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan.
     2. Terms and Conditions. The Administrator administering the Plan has authority to determine the Outside Directors to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of Units to be awarded, and all other terms and conditions of such awards. With respect to annual Restricted Stock Unit Awards granted to Outside Directors under the Plan, such awards shall contain the following terms, conditions and restrictions.
          (A) Grant Date. Each Outside Director may be granted a Restricted Stock Unit Award on the date of each annual stockholders meeting.
          (B) Number of Units. The number of Units granted for the annual grant will be determined by dividing the closing stock price on the date of grant into $150,000 (with any fractional Unit rounded up to the nearest whole Unit) so long as the number of Units does not exceed 5,000 in any year. A newly elected Outside Director may receive a prorated grant effective upon the date of his or her election to the Board.
          (C) No Restrictions. Each Restricted Stock Unit Award granted to an Outside Director will be fully vested on the date of grant.
     3. Dividend Equivalents. Dividend equivalents in respect of Restricted Stock Units may be credited on behalf of an Outside Director to a deferred cash account or converted into additional Restricted Stock Units, which will be subject to all of the terms and conditions of the underlying Restricted Stock Unit Award.
     4. Assignability. An Outside Director shall not be permitted to sell, transfer, pledge, assign or encumber Restricted Stock Units, other than pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act.
     5. No Stockholder Rights. Neither an Outside Director nor any person entitled to exercise an Outside Director’s rights in the event of the Outside Director’s death shall have any of the rights of a stockholder with respect to the Share Equivalents subject to a Restricted Stock Unit Award except to the extent that a book entry has been entered in the records of the Corporation’s transfer agent with respect to the underlying Shares upon the payment of any Restricted Stock Unit Award as described in Section II.6 below.
     6. Time of Payment of Restricted Stock Units. Except as noted in Section II.7 below, Restricted Stock Units granted to Outside Directors shall not be paid until the January or July that is at least six months after the Outside Director’s separation from service with the Corporation (“Automatic Deferral Requirement”). Payment shall be made in Shares in the form of an appropriate book entry entered in the records of the Corporation’s transfer agent recording the Outside Director’s unrestricted interest in the number of Shares equal to the number of Share Equivalents subject to the Restricted Stock Unit Award.
     7. Satisfaction of Director Stock Ownership Guidelines. For those Outside Directors who have met the Director Stock Ownership Guidelines in effect at the time, annual Restricted Stock Unit grants made after July 25, 2007, subject to an advance election of each such Outside Director, shall not be subject to the Automatic Deferral Requirement and such grants will be immediately converted into Shares and distributed to the Outside Director, provided however that the Outside Director may elect to defer receipt of the Shares underlying the Restricted Stock Units in accordance with voluntary deferral terms permitted by the Board.
III. MISCELLANEOUS
     1. No Effect on Terms of Service with the Corporation. Nothing contained in this Statement of Terms and Conditions, the Plan or a Restricted Stock Unit Agreement shall affect the Corporation’s right to terminate the service of any Outside Director.
     2. Grants to Outside Directors in Foreign Countries. If an Outside Director is not a United States citizen, the Board has the full discretion to deviate from this Statement of Terms and Conditions in order to adjust a Restricted Stock Unit Award to prevailing local conditions, including custom and legal and tax requirements.

     3. Information Notification. Any information required to be given under the terms of a Restricted Stock Unit Agreement shall be addressed to the Corporation in care of its Secretary at McKesson Plaza, One Post Street, San Francisco, California 94104, and any notice to be given to an Outside Director shall be addressed to him or her at the address indicated beneath his or her name on the Restricted Stock Unit Agreement or such other address as either party may designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.
     4. Administrator Decisions Conclusive. All decisions of the Administrator administering the Plan upon any questions arising under the Plan, under this Statement of Terms and Conditions, or under a Restricted Stock Unit Agreement, shall be conclusive.
     5. No Effect on Other Benefit Plans. Nothing herein contained shall affect an Outside Director’s right, if any, to participate in and receive benefits from and in accordance with the then current provisions of any benefit plan or program offered by the Corporation.
     6. Withholding. Each Outside Director shall agree to make appropriate arrangements with the Corporation and his or her employer for satisfaction of any applicable federal, state or local income tax withholding requirements or payroll tax requirements, if any is required.
     7. Successors. This Statement of Terms and Conditions and the Restricted Stock Unit Agreements shall be binding upon and inure to the benefit of any successor or successors of the Corporation. “Outside Director” as used herein shall include the Outside Director’s Beneficiary.
     8. California Law. The interpretation, performance, and enforcement of this Statement of Terms and Conditions and all Restricted Stock Unit Agreements shall be governed by the laws of the State of California.